UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 7, 2006, Pinnacle Entertainment, Inc. (“Pinnacle”) completed the sale of all of its interests in the Hollywood Park-Casino located in Los Angeles County, California (the “Card Club”) for approximately $24.2 million pursuant to an Agreement for the Sale and Purchase of Property (the “Agreement”) by and among Pinnacle, Hollywood Park Casino Company, Inc., a California corporation (successor in interest to Stockbridge HP Holdings Company, LLC, a Delaware limited liability company) (“Buyer”) and Hollywood Park Land Company, LLC (“Lessor”).

Among Pinnacle’s interest in the Card Club was a lease between Pinnacle (under its former name Hollywood Park, Inc.) and Churchill Downs California Company, a Kentucky Corporation (which subsequently assigned its interest to Lessor pursuant to an Assignment and Assumption of Lease Agreement dated September 23, 2005) dated September 10, 1999 (the “Lease”). Pinnacle leased the Card Club under the Lease for yearly payments of approximately $3 million. The Lease expires in 2009, but contains a 10-year renewal option, extending such expiration to 2019. According to the terms of the Agreement, Pinnacle assigned the Lease to Buyer and Lessor acknowledged that such assignment constituted a novation of the Lease and that Pinnacle had no further obligations under the Lease.

Pinnacle also assigned its interest as sublessor in a sublease between Pinnacle and Century Gaming Management, Inc., a California corporation (“Century Gaming”) to Buyer. Additionally, Pinnacle sold its rights to any Reversion Assets and Liabilities under the sublease and all Personal Property in the Card Club (including all furniture, equipment, supplies, etc. owned by Pinnacle and located at the Card Club).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent that it is applicable, the information reported in Item 1.02 of this Current Report on Form 8-K, is incorporated herein by reference.

As reported in Item 1.02 above, Pinnacle completed the sale of all of its interests in the Card Club to Buyer for approximately $24.2 million in cash. If it can find suitable replacement property, Pinnacle intends to effect a deferred like-kind exchange of property under Section 1031 of the Internal Revenue Code. A portion of the gross cash proceeds, in the amount of approximately $21.8 million, is being held by a qualified intermediary in an exchange account for up to 180 days, the time allotted for such an exchange under Section 1031. To the extent Pinnacle is unable to effect a like-kind exchange, the cash proceeds will be released from the exchange account to Pinnacle.

There is no material relationship, other than with respect to the transaction, between Buyer and Pinnacle or any of its affiliates, or any director or officer of Pinnacle or any associate of any such director or officer.

Reference is made to Item 9.01(b) below for the pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Pinnacle as and for the three months ended of March 31, 2006 and for the year ended December 31, 2005, which give effect to Pinnacle’s sale of Hollywood Park assets, are attached as Exhibit 99.1.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Pinnacle Entertainment, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: July 13, 2006	By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Pinnacle Entertainment, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005.